SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement ("Agreement"), dated as of _________________, 2002, among, Ronald Shogren, Michael Butler, Philip G. Hinds (collectively the "Sellers"), and Viable Resources, Inc. ("VRI"), and Systems & Technology corp.
( the "Buyer").


                              W I T N E S S E T H:


        A. WHEREAS, VRI is a corporation duly organized under the laws of the State of Nevada.

        B. WHEREAS, each of the Sellers owns 3,000,000 shares of common stock of VRI.

        C. WHEREAS, Buyer wishes to purchase an aggregate of 2,250,000 shares of common stock, 750,000 shares of common stock from each of the Sellers (collectively, the "Purchase Shares"), and the Sellers desire to sell the Purchase Shares to Buyer free and clear of liens and encumbrances.

        D.  WHEREAS, prior to the transaction Buyer is not an affiliate of VRI.

        E. The Sellers' shares are being purchased to effectuate a change of control which will result in a share exchange between certain shareholders of Statmon Technologies Corp. ("STC") and VRI, whereby STC will become a subsidiary of VRI.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                   ARTICLE I

                                The Consideration

        1.1 Subject to the conditions set forth herein, Sellers shall sell to Buyer and Buyer shall purchase an aggregate of 2,250,000 shares of common stock of VRI from Sellers. The purchase price for the shares to be paid by Buyer to Sellers is $62,500 (the "Consideration") for which $18,750 is herewith paid to Sellers, and is deemed non-refundable consideration for the Share Purchase Agreement. The balance of the purchase price of $43,750 shall be evidenced by a promissory note executed at closing by the Buyer and payable in two equal installments; one installment 60 days from date hereof and second installment 90 days from date hereof. The shares being purchased shall remain collateral, pledged to secure purchase price, to be released to Buyer upon payment of full purchase price.

                                   ARTICLE II

                        Closing and Conveyance of Shares

        2.1 The Purchase Shares shall be conveyed by Sellers to Buyer with duly executed stock powers subject to the Pledge Agreement securing the promissory note, which requires the pledged shares to be held in escrow, upon receipt of the Consideration by Sellers.


         2.2 Closing hereunder with delivery of the requisite closing documents, pledge agreements and shares shall occur on or before May ___, 2002 at 5:00 p.m. PDT ("Closing Date") subject to satisfaction of the terms and conditions set forth herein. Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means.

                                  ARTICLE III

     Representations, Warranties and Covenants of Sellers and VRI as to VRI

         Sellers and VRI each hereby, represents, warrants and covenants to Buyer as follows:

     3.1 VRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Amendments and Bylaws of VRI, which will be delivered to Buyer at closing, are complete and accurate, and the minute books of VRI, copies of which have also been delivered to Buyer, contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of VRI.

     3.2 (a)The authorized capital stock of VRI consists of 100,000,000 shares of common stock. There are 23,040,300 shares of Common Stock of VRI issued and outstanding. All such shares of capital stock of VRI are validly issued, fully paid, non-assessable and free of preemptive rights. VRI has no outstanding options, warrants, or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for any shares of capital stock of VRI, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of VRI except that certain shares may be issued under this agreement pursuant to Article 9.8 hereof, to which Buyer hereby consents. All of the outstanding shares of capital stock of VRI have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and none of such securities were, at the time of issuance, subject to preemptive rights. None of such issued and outstanding shares is the subject of any voting trust agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

                  (b) Each Seller owns the Purchase Shares it is conveying pursuant to this Agreement beneficially and of record, free and clear of any lien, pledge, security interest or other encumbrance, and, upon payment for the Purchase Shares as provided in this Agreement, the Buyer will acquire good and


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

valid title to the Purchase Shares, free and clear of any lien, pledge, security interest or other encumbrance. None of the Purchase Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement. Each Seller has full right and authority to transfer such Purchase Shares pursuant to the terms of this Agreement. Each Seller, including any family member or Affiliate (as defined below) of such Seller, beneficially owns, directly or indirectly, exactly 3,000,000 shares of common stock of VRI. "Affiliate" shall mean with respect to any given person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.


        3.3 VRI does not own nor has it owned, in the last five years, any out-standing shares of capital stock or other equity interests of any partnership, joint venture, trust, corporation, limited liability company or other entity and there are no obligations of VRI to repurchase, redeem or otherwise acquire any capital stock or equity interest of another entity.

        3.4 This Agreement has been duly authorized, validly executed and delivered on behalf of the Sellers and VRI and is a valid and binding agreement and obligation of VRI and Sellers enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Sellers and VRI have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

        3.5 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Sellers or VRI will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of VRI, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instru-ment to which VRI or Sellers are a party, or of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over VRI or Sellers, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of VRI pursuant to the terms of any agreement or instrument to which VRI is a party or by which VRI may be bound or to which any of VRI property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by VRI or Sellers.

        3.6 There is no claim, legal action, arbitration, governmental investiga -tion or other legal or administrative proceeding, nor any order, decree or judg -ment in progress, pending or in effect, or to the best knowledge of the Sellers threatened against or relating to VRI or affecting any of its assets,


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

properties, business or capital stock. There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which VRI is a party or by which VRI or its assets, properties, business or capital stock are bound.

        3.7 VRI has accurately prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all addition -al assessments, and adequate provisions have been and are reflected in the financial statements of VRI for all current taxes and other charges to which VRI is subject and which are not currently due and payable. None of the Federal income tax returns of VRI have been audited by the Internal Revenue Service or other foreign governmental tax agency. VRI has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against VRI for any period, nor of any basis for any such assessment, adjustment or contingency.

         3.8 VRI has delivered to Buyer unaudited financial statements dated December 31, 2001 and audited financial statements for the period ended March 31, 2001. All such statements, herein sometimes called "VRI Financial Statements" are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of VRI for the periods indicated. All financial statements of VRI have been prepared in accordance with generally accepted accounting principles. The 2002 audit will be completed on or before May 31, 2002 for filing in a 10KSB for March 31, 2002.

         3.9 As of the date hereof, VRI, represents and warrants that all outstanding indebtedness of VRI is as shown on the financial statements except for legal and consulting services and director fees related to this transaction and all such indebtedness, if any, which will be the sole responsibility of the Sellers and shall be paid by the Sellers at the Closing hereunder.

         3.10 Since the dates of the VRI Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of VRI. VRI does not have any liabilities, commitments or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise).

         3.11 VRI is not a party to any contract performable in the future except to issue shares set forth in 9.9 hereof.

         3.12 The representations and warranties of the VRI shall be true and correct as of the date hereof.

         3.13 VRI will have delivered to Buyer, all of its corporate books and records for review.

         3.14 VRI has no employee benefit plan in effect at this time.

         3.15 No representation or warranty by VRI or the Sellers in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.16 Buyer has received copies of Form 10KSB as filed with the Securities and Exchange Commission ("SEC") for the year ended March 31, 2001 and each of its other reports to shareholders filed with the SEC through the period


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

ended December 31, 2001. VRI is a registered company under the Securities Exchange Act of 1934, as amended.

         3.17 VRI has duly filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of VRI generally contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

         3.18 The Buyer has not received any general solicitation or general advertising regarding the shares of Seller's common stock.

         3.19 VRI has conducted no business whatsoever since December 31, 1991, has incurred no liabilities except as shown on the financial statements and fees in conjunction with this transaction and has no contract or open account affiliations whatsoever, except legal.

         3.20 All of the representations and warranties made by VRI in the Agreement and Plan of Reorganization (the "Reorganization Agreement"), by and between VRI, STC, the Sellers and the STC Shareholders (as defined therein), whereby each issued and outstanding common share owned by the STC Shareholders ill be acquired in exchange for one common share of VRI and all of the options and warrants to purchase common shares of STC which are issued and outstanding shall be exchanged for options and warrants to purchase an equal number of common shares of VRI subject to equivalent terms and conditions as set forth in each of the respective option agreements and warrant agreements to purchase common shares of STC, are true and correct as of the date hereof.

                                   ARTICLE IV

                        Termination of Representation and
               Warranties and Certain Agreements; Indemnification

        4.1 The respective representations and warranties of the parties hereto shall survive this Agreement for two years and the covenants shall survive hereafter.

        4.2 The right to indemnification or payment of Damages (as defined in section 4.4) or other remedy based on any representation, warranty, covenant or obligation of a party hereunder shall not be waived by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

        4.3 The waiver of any condition to a party's obligation to consummate the transactions contemplated hereunder, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, or payment of Damages, or other remedy based on such represent-ation, warranty, covenant or obligation.


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


        4.4 Sellers and VRI, jointly and severally, shall indemnify and hold harmless the Buyer and its respective officers, directors and affiliates (the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons, the amount of, any loss, liability, claim, damage (including, without limita-tion, incidental and consequential damages), cost, expense (including, without limitation, interest, penalties, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professional experts) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly arising from, attributable to or in connection with:

        (a) any representation or warranty made by Sellers or VRI in this agreement or any closing deliveries, that is, or was at the time made, false or inaccurate, or any breach of, or misrepresentation with respect to, any such representation or warranty; and

        (b) any breach by any of the Sellers or VRI of any covenant, agreement or obligation of VRI or Sellers contained in this agreement.

        (c) any claims or litigation relating to VRI now pending or threatened or which may hereafter be brought against Buyer and/or VRI or Sellers based upon events occurring prior to the date hereof and not attributable to the acts of the Buyer.

        (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.

        4.5 Sellers and VRI shall have no liability for indemnification with respect to any representation or warranty, unless, on or before the third anniversary of the date hereof, the Buyer notifies the Sellers of a claim specifying the basis thereof in reasonable detail to the extent then known by Buyer. A claim with respect to any covenant, agreement or obligation contained in this agreement, may be made at any time without any time limitation.

        4.6 Promptly after receipt by an indemnified party of written notice (the "Notice of Claim") of the commencement of any action, suit or proceeding against it, or written threat thereof, such indemnified party will, if a claim is to be made against an indemnifying party under either of said sections, as applicable, give notice to the indemnifying party of the commencement of such action, suit or proceeding. The indemnified party shall furnish to the indemnify -ing party in reasonable detail such information as the indemnified party may have with respect to such indemnification claims (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or assent-ing the same). Subject to the limitations set forth in this section, no failure or delay by the indemnified party in the performance of the foregoing shall reduce or otherwise affect the obligation of the indemnifying party to indemnify and hold the indemnified party harmless except to the extent that such failure or delay shall have materially and adversely affected the indemnifying party's ability to defend against, settle or satisfy any action, suit or proceeding the claim for which the indemnified party is entitled to indemnification hereunder. The foregoing shall not apply to the extent inconsistent with the provisions of section 4.8 relating to Proceedings.


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

        4.7 If the claim or demand set forth in the Notice of Claim given by the indemnified party is a claim or demand asserted by a third party, the indemnifying party shall have 30 days after the Date of Notice of Claim to notify the indemnified party in writing of its election to defend such third party claim or demand on behalf of the indemnified party (the "Notice Period"); provided, however, that the indemnified party is authorized to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests during the Notice Period. If the indemnifying party elects to defend such third party claim or demand, the indemnified party shall make available to the indemnifying party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate (at the sole cost and expense of the indemnifying party) with, and assist (at the sole cost and expense of the indemnifying party) the indemnifying party in the defense of, such third party claim or demand, and so long as the indemnifying party is diligently defending such third party claim in good faith, the indemnified party shall not pay, settle or compromise such third party claim or demand. If the indemnifying party elects to defend such third party claim or demand, the indemnified party shall have the right to control the defense of such third party claim or demand, at the indemnified party's own expense. If the indemnifying party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the indemnified party shall have the right, in addition to any other right or remedy it may have hereunder at the indemnifying party's expense, to defend such third party claim or demand.

        4.8 The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to section 4.6 of this Agreement.

        4.9 A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

        4.10 Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or the transac-tions contemplated hereby or the documents executed and delivered in connection herewith, and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada, and, by execution and delivery of this Agreement, the parties each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts thereof. The parties irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding in accordance with the notice provisions set forth in Section 9.5. The parties each hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents execute and delivered in connection herewith brought in the courts referred to above and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.


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

                                   ARTICLE V

                              Procedure for Closing

         5.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, by Sellers' common stock certificates for the Purchase Shares being delivered upon, duly executed, for 2,250,000 shares of common stock to be held in escrow under the Pledge Agreement and the delivery of the Consideration to Sellers from the Buyer, together with delivery of all other options, agreements, stock powers, warranties, and representations set forth in this Agreement.


                                   ARTICLE VI

                           Conditions Precedent to the
                          Consummation of the Purchase

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         6.1 Sellers and VRI shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

         6.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         6.3 The representations and warranties made by Sellers and VRI in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved in writing by the Buyer.

         6.4 All outstanding liabilities of VRI shall have been paid and released at or prior to closing.

        6.5 Buyer hereby agrees, as an inducement to Sellers to enter into this agreement, to the prior adoption of a "poison pill" resolution by the Board of Directors of VRI and which shall be a continuing covenant surviving the closing under this Agreement, providing for a two year period within which no actions


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


will be taken by VRI or its shareholders which would reduce the number of outstanding shares of common stock, whether by reverse split, consolidation, reorganization, merger or otherwise, of VRI or any successor company (which shall be known as the "no-reverse covenant") except that this shall not apply to a proposed one for 16 reverse split of the issued and outstanding shares to be effectuated concurrent with the consummation of the transactions contemplated hereunder and in the Reorganization Agreement; provided, however, that if (i) there is any material misrepresentation by VRI or the Sellers in either this Agreement or the Reorganization Agreement or (ii) VRI or the Sellers materially breach any provision of either this Agreement or the Reorganization Agreement, then this Section 6.5 will immediately be deemed to be null and void. In the event that the "no-reverse covenant" is breached, the resolution and this covenant shall provide that it shall trigger a grant by VRI of an immediate mandatory dividend to each shareholder as of January 31, 2002, for each share owned after the reverse split, consolidation, merger, or reduction of outstanding shares of a number of shares inversely proportional to the amount of the reverse split, except that shares subsequently retired to treasury or cancelled of record shall be excluded from the dividend.

         6.6 Shareholders of VRI holding an aggregate of 3,000,000 shares of common stock of VBL shall have delivered proxies coupled with interest, in the form attached hereto as Exhibit A.


                                   ARTICLE VII

                           Termination and Abandonment


         7.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

        (a)      By mutual consent of parties;

        (b) By Sellers or Buyer, if any condition set forth in Article VI relating to the other party has not been met or has not been waived;

        (c) By Sellers or Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby;

        (d) By Sellers or Buyer, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

        (e) By the Sellers, if the Closing does not occur, through no failure to act by Sellers, on May ___, 2002, or if Buyer fail to deliver the consideration.

         7.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken


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

by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.


                                  ARTICLE VIII

                         Continuing Representations and
                            Warranties and Covenants

         8.1 The respective representations, warranties, and covenants of the parties hereto and the covenants and agreements of the parties hereto shall survive after the closing under this Agreement in accordance with the terms thereof.


                                   aRTICLE IX

                                  Miscellaneous

         9.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein, except that a companion document, the Reorganization Agreement, has been executed concurrently which contains numerous warranties and representations.

         9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         9.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         9.4 This Agreement may not be amended except by written consent of both parties.

         9.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

To Sellers:


To VRI:


To Buyer:


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

Copy to:


or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         9.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Buyer and Sellers. However, VRI may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         9.7 This Agreement shall be governed by and construed in accordance with and enforced under the laws of the state of Nevada applicable to all agreements made hereunder. Venue and jurisdiction for any legal actions hereunder shall be District Court in and for Clark County, Nevada.

         9.8 Concurrent with closing under this Agreement, VRI shall issue warrants to purchase VRI common shares as follows:

         Warrants to purchase 250,000 shares (post reverse split) @ $5.00 per share for a period of five years from date hereof. Such persons are officers, consultants to or directors of the company as of the date hereof, and VRI or its successors agrees to give these holders piggyback registration rights with respect to the shares underlying the options. Option holders shall be:
         Ronald A. Shogren          50,000
         Michael R. Butler          50,000
         Phillip G. Hinds           50,000
         Robert G. Fowler            100,000

         9.9 From the consideration paid hereunder, Sellers agree that they shall be responsible for all legal, accounting, consulting, and director's fees related to this transaction and all such indebtedness shall be paid by the Sellers at the Closing hereunder.

         9.10 VRI and Buyer agree that Buyer and VRI can and will cause the effectuation, of a reverse split, of the then 23,040,300 common shares of VRI issued and outstanding in a ratio of one for sixteen shares immediately following the Closing hereunder.

         9.11 In the event of a breach or default of this Agreement or any of the continuing covenants hereunder which results in a party or any effected shareholder who is a beneficiary of a surviving or continuing covenant, commencing legal action, the prevailing party in such legal action shall be entitled to an award of all legal fees and costs of the action, against the non-prevailing party.


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




         IN WITNESS WHEREOF, the parties have executed this Agreement this _____ day of __________________________, 2002.



                                                 Viable Resources, Inc.

                                                 By:________________________
                                                 Name:
                                                 Title:

                                                 BUYER:

                                                 ----------------------------

                                                 By:_________________________
                                                 Name:
                                                 Title:


                                                 Sellers:

                                                 -----------------------
                                                 Philip Hinds


                                                 -----------------------
                                                 Michael Butler


                                                 -----------------------
                                                 Ronald Shogren




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